The securities represented by this Warrant and issuable upon exercise hereof have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the provisions of any applicable state securities laws, but have been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the Act, and under any applicable state securities laws. These securities and the securities issued upon exercise hereof may not be sold, pledged, transferred or assigned, nor may this Warrant be exercised, except in a transaction which is exempt under the provisions of the Act and any applicable state securities laws or pursuant to an effective registration statement.

COMMON STOCK PURCHASE WARRANT

Date of Issuance: August ___, 2005Certificate No. W-____

For value received, ITec Environmental Group, Inc., a Delaware corporation (the "Company"), hereby grants to ________________, and he/she/its transferees and assigns ("Buyer"), the right to purchase from the Company a total of ______________ shares of the Company's common stock, par value $.001 per share ("Common Stock"), at a price per share equal to $.13 (the "Initial Exercise Price"). The exercise price and number of shares of Common Stock issuable upon exercise of this Warrant (the “Warrant Shares”) (and the amount and kind of other securities) shall be subject to adjustment as provided in Section 2 hereof. This Warrant is being issued in connection with the Loan Agreement between Buyer and the Company of even date herewith (the "Loan Agreement"). Certain capital-ized terms used herein are defined in Section 4 hereof.

This Warrant is subject to the following provisions:

SECTION 1.   Exercise of Warrant.

(a)  Terms of Warrants; Exercise Period. Subject to the terms of this Agreement, the Registered Holder shall have the right, commencing on the date hereof and expiring on the 10 year anniversary hereof (the "Expiration Date"), to exercise this Warrant, in whole or in part, and receive from the Company the number of Warrant Shares which the Registered Holder may at the time be entitled to receive on exercise of this Warrant and payment of the Exercise Price then in effect for the Warrant Shares. To the extent not exercised prior to the Expiration Date, this Warrant shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

(b)  Exercise Procedure.

(i)  This Warrant shall be deemed to have been exer-cised on the date specified in a written notice from the Registered Holder to the Company (the "Exercise Time") and within three business days following the Exercise Time, the Registered Holder shall deliver the following to the Company:

(A)  a completed Exercise Agreement, as described in Section 1(c) below;

(B)  this Warrant;

(C)  if this Warrant is not registered in the name of the Registered Holder, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Registered Holder, in which case the Registered Holder shall have complied with the pro-visions set forth in Section 6 hereof; and

(D)  a check payable to the Company in an amount equal to the product of the Exercise Price (as such term is de-fined in Section 2) multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price").

(ii)  Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to the Registered Holder within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant that have not expired or been exercised and shall, within such five day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

(iii)  The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Registered Holder at the Exercise Time, and the Registered Holder shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.

(iv)  The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

(v)  The Company shall assist and cooperate with the Registered Holder or any Registered Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant.

(vi)  The Company shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the Exercise Price therefor, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such ac-tions as may be necessary to assure that all such Warrant Shares may be so issued without violation by the Company of any applica-ble law or governmen-tal regulation or any requirements of any domestic securities exchange upon which securities of the Company may be listed (except for official notice of issuance which shall be immediately deliv-ered by the Company upon each such issuance).

(c)  Exercise Agreement. Upon any exercise of this Warrant, the Registered Holder shall deliver an Exercise Agreement in the form set forth in Exhibit I hereto, except that if the Warrant Shares are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all the Warrant Shares purchasable here-under, it shall also state the name of the Person to whom a new Warrant for the unexer-cised portion of the rights hereunder is to be issued. Such Exercise Agreement shall be dated the actual date of execution thereof.

SECTION 2. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment upon Issuance of Common Stock. If and whenever on or after the date of this Warrant, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company but excluding Excluded Securities (as defined in the Loan Agreement of even date herewith)) for a consideration per share (the "New Securities Issuance Price") less than a price (the "Applicable Price") equal to the Exercise Price in effect immediately prior to such time (the foregoing, a "Dilutive Issuance"), then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the New Securities Issuance Price. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

(b) Reorganization, Reclassification, Consolida-tion, Merger or Sale. In case of any reclassification, capital reorganization, consolidation, merger, sale of all or substan-tially all of the Company's assets to another Person or any other change in the Common Stock of the Company, other than as a result of a subdivision, combination, or stock dividend provided for in Section 2(c) below (any of which, a "Change Event"), then, as a condition of such Change Event, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Registered Holder, so that the Registered Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant (subject to adjustment of the Exercise Price as provided in Section 2), the kind and amount of shares of stock and other securities and property receivable in connection with such Change Event by a holder of the same number of shares of Common Stock as were purchasable by the Registered Holder immediately prior to such Change Event. In any such case appropriate provisions shall be made with respect to the rights and interest of the Registered Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c) Subdivisions, Combinations. If the Company shall at any time prior to the expiration of this Warrant (i) subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or (ii) issue additional shares of its Common Stock or other equity securities as a dividend with respect to any shares of its Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(d)  Issuance of New Warrant. Upon the occurrence of any of the events listed in this Section 2 that results in an adjustment of the type, number or exercise price of the securities underlying this Warrant, the Registered Holder shall have the right to receive a new warrant reflecting such adjustment upon the Registered Holder tendering this Warrant in exchange. The new warrant shall otherwise have terms identical to this Warrant.

(e)  Notices.

(i)  The Company shall give written notice to the Regis-tered Holder of this Warrant at least 10 days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any event described in this Section 2 or any dissolu-tion or liquidation.

(ii)The Company shall also give written notice to the Registered Holder of this Warrant at least 10 days prior to the date on which any event described in this Section 2 or any dissolution or liquidation shall take place.

SECTION 3. Registration Rights.

(a)  The Company shall register the Registrable Securities in accordance with the terms set forth in Section 7.2 of the Loan Agreement.

(b)  The Company shall furnish to each Registered Holder of such Registrable Securities such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including each preliminary prospectus and summary prospectus) in conformity with the requirements of the Act, and such other documents as the Registered Holders may reasonably request in order to facilitate the disposition of the Registrable Securities by such Registered Holders.

(c)  If the Company shall fail to comply with the provisions of Section 7.2 of the Loan Agreement, the Company shall, in addition to any other equitable or other relief available to the Registered Holder(s), be liable for any or all special and consequential damages sustained by the Registered Holder(s).

(d)  The Company shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to keep such registration statement effective for at least 12 months (or such longer period as permitted by the Act), and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Registered Holder or Registered Holders of Registrable Securities set forth in such registration statement. If at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of any such registration statement, the Company will promptly notify each Registered Holder of Registrable Securities and will use all reasonable efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will use its good faith reasonable efforts and take all reasonably necessary action which may be required in qualifying or registering the Registrable Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are required by the Registered Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction. The Company shall use its good faith reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities of the United States or any state thereof as may be reasonably necessary to enable the Registered Holder(s) thereof to consummate the disposition of such Registrable Securities.

(e)  The Company shall indemnify the Registered Holder(s) of the Registrable Securities to be sold pursuant to any registration statement and each person, if any, who controls such Registered Holders within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement.

(f)  If requested by the Company prior to the filing of any registration statement covering the Registrable Securities, each of the Registered Holder(s) of the Registrable Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from written information furnished by such Registered Holder, or their successors or assigns, for specific inclusion in such registration statement, except that the maximum amount which may be recovered from each Registered Holder pursuant to this paragraph or otherwise shall be limited to the amount of net proceeds received by the Registered Holder from the sale of the Registrable Securities.

(g)  Nothing contained in this Agreement shall be construed as requiring the Registered Holder(s) to exercise their Warrants prior to the filing of any registration statement or the effectiveness thereof.

(h)  The Company shall furnish to each Registered Holder participating in an offering and to the managing underwriter, if any, a signed counterpart, addressed to such Registered Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "Cold Comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

(i)  The Company shall deliver promptly to each Registered Holder participating in an offering and to the managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all non-privileged memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each Registered Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Registered Holder shall reasonably request.

(j)  The Company shall not, directly or indirectly, enter into any merger, business combination or consolidation in which (i) the Company shall not be the surviving corporation and (ii) the shareholders of the Company are to receive, in whole or in part, capital stock or other securities of the surviving corporation, unless the surviving corporation shall, prior to such merger, business combination or consolidation, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which the Registered Holders would be entitled to receive in exchange for Registrable Securities under any such merger, business combination or consolidation, provided that to the extent such securities to be received are convertible into shares of Common Stock of the issuer thereof, then any such shares of Common Stock as are issued or issuable upon conversion of said convertible securities shall also be included within the definition of "Registrable Securities."

(k)  All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company will be borne by the Company. In no event shall the Company be obligated to be pay any discounts or commissions with respect to the shares sold by any holder of Registrable Securities. In connection with each Registration Document, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities initially requesting such registration.

SECTION 4. Definitions. The following terms have the meanings set forth below:

“Act” means the Securities Act of 1933, as amended.

"Convertible Securities" means any evidence of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" shall be determined on a per Share basis as of the close of the business day preceding the date of exercise, which determination shall be made as follows: (a) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on either the National Market System or the Small Cap Market of the automated quotation service operated by The Nasdaq Stock Market, Inc., the Fair Market Value shall be the last reported sale price of that security on such exchange or system on the day for which the current market price is to be determined or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; (b) if the Common Stock is not so listed or quoted or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the last reported highest bid and lowest asked prices quoted on the Nasdaq Electronic Bulletin Board, or, if not so quoted, then by the National Quotation Bureau, Inc. on the last business day prior to the day for which the Fair Market Value is to be determined; or (c) if the Common Stock is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the Fair Market Value shall be determined by the Company's Board of Directors in its reasonable, good faith judgment.

"Options" means rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

"Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

"Registered Holders" means, collectively, Buyer and each other holder of a Warrant or Warrant Shares, if any, reflected as such on the books of the Company.

"Registrable Securities" means the Warrant Shares.

"Warrant" means the right to purchase one or more Warrant Shares pursuant to the terms of this Warrant, as the same may be transferred, divided or exchanged pursuant to the terms hereof.

"Warrant Shares" means shares of the Common Stock issuable upon exercise of the Warrant; provided, however, that if there is a change such that the securities issuable upon exercise of the Warrant are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrant if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

SECTION 5.  No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

SECTION 6. Warrant Transferable. Subject to compliance with applicable securities laws and the terms of this Section 6, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

SECTION 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

SECTION 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at the expense of the Registered Holder) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

SECTION 9. Notices. All notices, requests, deliveries, consents and other communications provided for herein shall be in writing and shall be effective upon delivery in person, faxed, or mailed by certified or registered mail, return receipt requested, postage pre-paid, addressed as follows:

If to the Company, to:

ITec Environmental Group, Inc.
5300 Claus Road, Box 760
Riverbank, CA 95367
Attn: Gary M. De Laurentiis
Fax: (209) 881-3529

with a copy to:

The Otto Law Group, PLLC
601 Union Street, Suite 4500

Seattle, WA 98101
Attn:  David M. Otto
Fax: (206) 262-9513

If to Buyer, to:

Attn:
Fax:

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Registered Holder of Warrants) or to the Registered Holders of Warrants (in the case of the Company) in accordance with the provisions of this paragraph.

SECTION 10. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the Warrant Shares obtainable upon exercise of the then-outstanding Warrants; provided, however, that no such action may change the Exercise Price of the Warrants or the number of shares or class of capital stock obtainable upon exercise of each Warrant without the written consent of all Registered Holders.

SECTION 11. Descriptive Headings; Governing Law.

(a)  The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

(b)  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

SECTION 12. Warrant Register. The Company shall maintain at its principal executive office books for the registration and the registration of transfer of this Warrant. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

SECTION 13. Fractions of Shares. The Company may, but shall not be required, to issue a fraction of a Warrant Share upon the exercise of this Warrant in whole or in part. As to any fraction of a share which the Company elects not to issue, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the market price of a Warrant Share on the date of such exercise (as determined by the board of directors in its reasonable discretion).

* * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and to be dated as of the Date of Issuance hereof.

ITEC ENVIRONMENTAL GROUP, INC.

By: __________________________________
Name: Gary M. De Laurentiis
Title: Chief Executive Officer

EXHIBIT I

EXERCISE AGREEMENT

To: Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-15), hereby agrees to subscribe for the purchase of ______ Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant. Please issue the Warrant Shares in the following names and amounts:

Name	Number of Warrant Shares

Signature ____________________

Address ______________________

EXHIBIT II

ASSIGNMENT

FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-15) with respect to the number of the Warrant Shares covered thereby set forth below, unto:

Names of Assignee	Address	No. of Shares

Dated:	Signature ___________________________

Witness ____________________________

The Assignee agrees to be bound by the terms of the Warrant.

Signature ____________________________

Witness _____________________________